                                                                       Exhibit 4

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER RESTRICTIONS AS SET FORTH IN THE LEGEND IMPRINTED ON THE REVERSE SIDE OF THIS CERTIFICATE

     ------------                                            ------------
        NUMBER                                                  SHARES
        C1
     ------------                                            ------------


              INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND
                         FORSYTH CAPITAL MORTGAGE CORP.
                     Authorized to Issue 110,000,000 Shares

          100,000,000 COMMON SHARES         10,000,000 PREFERRED SHARES
            PAR VALUE $0.01 EACH               PAR VALUE $0.01 EACH

This Certifies that _______________________________________ is the owner of
_____________________________________ fully paid and non-assessable Shares of the Common Shares of FORYSTH CAPITAL MORTGAGE CORP. transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

     In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation this ____________ day of _______________ A.D. __________


_____________________________                       ____________________________
          SECRETARY-TREASURER                                          PRESIDENT

The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's Charter, (i) no Person may Beneficially or Constructively Own shares of the Corporation's Common Stock in excess of 9.8% (in value or number of shares) of the outstanding shares of Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own shares of Capital Stock of the Corporation in excess of 9.8% of the value of the total outstanding shares of Capital Stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable);
(iii) no Person may Beneficially or Constructively Own Capital Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) other than as provided in the Corporation's Charter, no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. Additional abbreviations may also be used though not in the list.

          TEN COM - as tenants in Common                            UNIF GIFT MIN ACT __........Custodian......... (Minor)
          TEN ENT - as tenants by the entireties                     under Uniform Gifts to Minors Act........... (State)
          JT TEN  - as joint tenants with right of survivorship
                    and not as tenants in common

For value received, the undersigned hereby sells, assigns and transfers unto            PLEASE INSERT SOCIAL SECURITY OR OTHER
                                                                                            IDENTIFYING NUMBER OF ASSIGNEE
--------------------------------------------------------------------------------        --------------------------------------
             PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE
                                                                                        --------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------Shares

represented by the within Certificate, and hereby irrevocably constitutes and appoints----------------------------------------

-------------------------------------------------------------------------------------------------Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises

Dated,--------------------------------
                        In presence of                                          ----------------------------------------------


-------------------------------------------------------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement, or any change whatever.